    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1995

                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                     UNITED PARCEL SERVICE OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                             ---------------------

                          DELAWARE                                      95-1732075
               (State or other jurisdiction of                       (I.R.S. Employer
               incorporation or organization)                       Identification No.)
         55 GLENLAKE PARKWAY, N.E., ATLANTA, GEORGIA                       30328
          (Address of principal executive offices)                      (Zip Code)

                             ---------------------

                       UPS EMPLOYEES STOCK PURCHASE PLAN
                              (Full title of plan)

                             ---------------------

                          JEFFREY L. SCHULTE, ESQUIRE
                       SCHNADER, HARRISON, SEGAL & LEWIS
                              ONE PEACHTREE CENTER
                           303 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30308-3252

                                  404-215-8100
         (Telephone number, including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

   ============================================================================================
                                                                 PROPOSED MAXIMUM
                                                PROPOSED MAXIMUM     AGGREGATE
     TITLE OF SECURITIES          AMOUNT TO BE   OFFERING PRICE      OFFERING        AMOUNT OF
       TO BE REGISTERED            REGISTERED       PER SHARE         PRICE*      REGISTRATION FEE
--------------------------------------------------------------------------------------------------
Common Stock, par value $.10
  per share...................     20,000,000        $25.25        $505,000,000     $174,139.15
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based upon the current price per share of UPS Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein and made a part hereof:

          (a) The annual report of United Parcel Service of America, Inc. ("UPS") on Form 10-K for the year ended December 31, 1994.

          (b) The quarterly report of UPS on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and all other reports filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 by UPS since the end of the year covered by its annual report referred to in (a) above.

          (c) The Description of Securities contained in Item 14 of the Form 10 dated April 1970, as updated by the Item 5 of the Form 10-K for the year ended December 31, 1994.

     In addition, any and all documents filed by UPS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     As the securities to be awarded pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     William H. Brown, III, a director of UPS, is a partner of Schnader, Harrison, Segal & Lewis. As of July 1, 1995, Mr. Brown owned 23,300 shares of Common Stock of UPS.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     The Certificate of Incorporation of UPS provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of UPS (or is or was serving at the request of UPS as director, officer, employee or agent of another entity), shall be indemnified and held harmless by UPS to the fullest extent authorized by the Delaware General Corporation Law, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against UPS to recover the amount of an unpaid claim, UPS is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of UPS. The Certificate further provides that an officer or director may (thirty days after a written claim has been received by UPS) bring suit against UPS to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the Delaware General Corporation Law, neither the failure of the Board of Directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Certificate also provides that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by UPS the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to UPS by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.

ITEM 8. EXHIBITS.

     The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index at Page II-6 hereof.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA.

                                         UNITED PARCEL SERVICE OF AMERICA, INC.

Date:  August 17, 1995                   By:       /s/  KENT C. NELSON
                                           -------------------------------------
                                           Kent C. Nelson, Chairman of the Board

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                  SIGNATURE                               TITLE                    DATE
---------------------------------------------  ---------------------------  -------------------
              /s/ JOHN W. ALDEN                Senior Vice President and    August 17, 1995
         ------------------------------------  Director
                John W. Alden

         ------------------------------------  Director                     August   , 1995
            William H. Brown, III

           /s/ ROBERT J. CLANIN                Senior Vice President,       August 17, 1995
         ------------------------------------  Treasurer and Assistant
              Robert J. Clanin                 Secretary (Chief Financial
                                               and Accounting Officer)

         ------------------------------------  Director                     August   , 1995
                 Carl Kaysen

             /s/ JOHN J. KELLEY                Senior Vice President and    August 17, 1995
         ------------------------------------  Director
               John J. Kelley

             /s/ JAMES P. KELLY                Executive Vice President     August 17, 1995
         ------------------------------------  and Director
               James P. Kelly


         ------------------------------------  Director                     August   , 1995
              Gary E. MacDougal

            /s/ JOSEPH R. MODEROW              Senior Vice President,       August 17, 1995
         ------------------------------------
              Joseph R. Moderow                Secretary and Director

             /s/ KENT C. NELSON                Chairman of the Board and    August 17, 1995
         ------------------------------------  Director (Chief Executive
               Kent C. Nelson                  Officer)


         ------------------------------------  Director                     August   , 1995
              Victor A. Pelson

         ------------------------------------  Director                     August   , 1995
               John W. Rogers

                  SIGNATURE                               TITLE                    DATE
---------------------------------------------  ---------------------------  -------------------

          /s/ CHARLES L. SCHAFFER              Senior Vice President and    August 17, 1995
     ----------------------------------------  Director
             Charles L. Schaffer

     ----------------------------------------  Director                     August   , 1995
              Robert M. Teeter

         /s/ CALVIN E. TYLER, JR.              Senior Vice President and    August 17, 1995
     ----------------------------------------
            Calvin E. Tyler, Jr.               Director

                                 EXHIBIT INDEX

                   EXHIBITS INCORPORATED HEREIN BY REFERENCE

                                                                                     DESIGNATION OF
DESIGNATION OF      DESCRIPTION OF      DOCUMENT WITH WHICH EXHIBIT WAS PREVIOUSLY  SUCH EXHIBIT IN
   EXHIBIT              EXHIBIT                   FILED WITH COMMISSION              THAT DOCUMENT
--------------   ---------------------  ------------------------------------------  ----------------
       4(i)      Specimen Certificate   Registrant's Registration Statement on       Exhibit 3(a)
                 of UPS Common Stock    Form 10, as filed on April 29, 1970
       4(ii)     Articles of            Registrant's Registration Statement on       Exhibit 4(iv)
                 Incorporation, as      Form S-8 (Registration Statement No.
                 Amended through May    33-19622)
                 15, 1987
       4(iii)    By-Laws, as Amended    Registrant's Annual Report on Form 10-K      Exhibit 3(b)
                 through February 21,   for the Fiscal Year Ended December 31,
                 1992                   1991 (File No. 0-4714)

                                      EXHIBITS FILED HEREWITH
       4(iv)     UPS Employees Stock
                 Trust
       4(v)      Subscription
                 Agreement -- Cash
                 Purchase
       4(vi)     Subscription
                 Agreement -- Eligible
                 Fiduciary
      23(a)      Consent of Deloitte &
                 Touche LLP Re: United
                 Parcel Service of
                 America, Inc.
      99         UPS Employees Stock
                 Purchase Plan